                                                                      EXHIBIT 12

                          ALLIANCE GAMING CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)
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
                                                                                                             PRO FORMA
                                                                                                             COMBINED
                                                                                                             FINANCIAL
                                                                                                            INFORMATION
                                                                                                            -----------
                                                                                           SIX MONTH
                                                                                         PERIODS ENDED      YEAR ENDED
                                            FISCAL YEARS ENDED JUNE 30,                   DECEMBER 31,       JUNE 30,
                               -----------------------------------------------------  --------------------  -----------
                                 1991       1992       1993       1941       1995       1994       1995        1995
                               ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
Earnings:
  Net income (loss)..........  $ (15,816) $  (4,680) $  (3,650) $ (13,128) $ (10,752) $  (5,016) $  (9,431)  $  (3,085)
  Income taxes...............     (5,958)                             241        265        290        787       2,555
  Imputed interest on
   rents.....................     16,485     16,647     19,966     21,700     21,848     10,945     10,721      21,843
  Interest and debt discount
   amortization..............      4,663      4,505      5,046      6,830      8,133      3,915      4,288      22,376
                               ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
    Earnings (loss) as
     defined for ratio.......  $    (626) $  16,472  $  21,362  $  15,643  $  19,489  $  10,134  $   6,365   $  43,689
                               ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
                               ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
Fixed Charges:
  Imputed interest on
   rents.....................  $  16,485  $  16,647  $  19,966  $  21,700  $  21,843  $  10,945  $  10,721   $  21,843
  Interest and debt discount
   amortization..............      4,663      4,505      5,046      6,830      8,133      3,915      4,288      22,376
                               ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
    Fixed charges as defined
     for ratio...............  $  21,148  $  21,152  $  25,012  $  28,530  $  29,976  $  14,860  $  15,009   $  44,219
                               ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
                               ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
Ratio of earnings to fixed
 charges.....................      (0.03)      0.78       0.85       0.55       0.65       0.68       0.42         .99
                               ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
                               ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
Amounts by which earnings
 were adequate (inadequate)
 to cover fixed charges......  $ (21,774) $  (4,680) $  (3,650) $ (12,887) $ (10,487) $  (4,726) $  (8,644)  $    (530)
                               ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
                               ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------

                                  TWELVE-          SIX MONTHS
                                   MONTH         PERIODS ENDED
                               PERIOD ENDED       DECEMBER 31,
                               DECEMBER 31,   --------------------
                                   1995         1994       1995
                               -------------  ---------  ---------
Earnings:
  Net income (loss)..........    $  (6,434)   $  (4,616) $  (7,965)
  Income taxes...............        2,642        1,202      1,289
  Imputed interest on
   rents.....................       21,619       10,945     10,721
  Interest and debt discount
   amortization..............       22,001       11,290     10,915
                               -------------  ---------  ---------
    Earnings (loss) as
     defined for ratio.......    $  39,828    $  18,821  $  14,960
                               -------------  ---------  ---------
                               -------------  ---------  ---------
Fixed Charges:
  Imputed interest on
   rents.....................    $  21,619    $  10,945  $  10,721
  Interest and debt discount
   amortization..............       22,001       11,290     10,915
                               -------------  ---------  ---------
    Fixed charges as defined
     for ratio...............    $  43,620    $  22,235  $  21,636
                               -------------  ---------  ---------
                               -------------  ---------  ---------
Ratio of earnings to fixed
 charges.....................          .91          .85        .69
                               -------------  ---------  ---------
                               -------------  ---------  ---------
Amounts by which earnings
 were adequate (inadequate)
 to cover fixed charges......    $  (3,792)   $  (3,414) $  (6,676)
                               -------------  ---------  ---------
                               -------------  ---------  ---------
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